Corrected Transcript

21-Jan-2014

Center Bancorp, Inc. (New Jersey) (CNBC)

Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call

Total Pages: 22
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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

CORPORATE PARTICIPANTS

Evan J. Smith	Anthony C. Weagley
Partner, Brodsky & Smith, LLC	President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)

Frank Sorrentino	William S. Burns
Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.
OTHER PARTICIPANTS
Collyn B. Gilbert	Travis Lan
Analyst, Keefe, Bruyette & Woods, Inc.	Analyst, Keefe, Bruyette & Woods, Inc.

Matthew Breese	Patrick O’Brien
Analyst, Sterne, Agee & Leach, Inc.	Vice President & Equity Portfolio Manager, Fox Asset Management LLC

Wally J. Wallace	Wayne Joseph Archambo
Analyst, Raymond James & Associates, Inc.	Founder, Monarch Partners Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by. Welcome to the Center and ConnectOne Merger Conference Call. At this time, all participants are in a listen-only mode. Following the presentation, we will conduct a question-and-answer session and instructions will be provided at that time. [Operator Instructions] I would like to remind everyone that this conference is being recorded today.

And I will now turn the conference over to Evan Smith. Please go ahead.

Evan J. Smith

Partner, Brodsky & Smith, LLC

Thank you, operator. Good morning, everyone, and thank you for joining us on today’s call to discuss the merger of Center Bancorp with ConnectOne Bancorp, which was announced earlier today. On the call today to discuss the details of the merger is Frank Sorrentino, ConnectOne’s Chairman and CEO; Anthony Weagley, Center’s CEO; and Bill Burns, ConnectOne’s CFO.

Before we begin, we’d like to acknowledge that we will make certain comments that may be considered to be forward-looking statements under securities laws. Please refer to statements governed by Safe Harbor in the merger press release and presentation.

Now, I’d like to turn the call over to Mr. Sorrentino.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

Frank Sorrentino

Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.

Thank you and good morning to everyone. I appreciate you taking the time on this snowy day to join us. I’m also very excited to be here today with Tony Weagley to work together on what we think is going to be an incredibly exciting and interesting transaction. This transaction combines two not only high-performing, but probably two of the best and highest-performing banks in New Jersey, situated in some of the most-affluent markets maybe in the nation. It creates a $3 billion institution with significantly enhanced platform for continued growth and allows us to continue in our model of attracting the types of commercial business that has made both of these organizations successful.

This is really a hand-in-glove situation and this really combines Center’s robust deposit platform together with ConnectOne’s very strong organic loan generation capabilities.

For our shareholders, the combination of these two companies creates a much better and much more improved trading liquidity in both of the stocks. It expands ConnectOne’s loan platform for continued growth by increasing our legal lending limit and also increasing the markets that we will be able to penetrate. Actually, on both sides of this, both companies had markets that were coveted by the others that is being dealt with each transaction.

Both of these companies share very, very similar cultures, business focus with a demonstrated commitment to customer service and a demonstrated commitment to the communities in which they serve. We do, in fact, believe it builds incredible franchise value in the forward and going future. This transaction creates a meaningful financial impact for the combined company. It’s very accretive to 2015 EPS. There’s minimal dilution to tangible book value per share with a very short earn-back period. The internal rate of return is in the high teens. The metrics of the entire transaction are very positive with an earnings profile with an ROA of north of 1.3% and return on equity north of 14% in 2015.

The company, the combined entity will be very well capitalized at the conclusion of the deal transaction, allowing for continued growth. And let’s not forget, our primary objective is organic growth. And so, having the ability to have capital to move forward is an important part of this transaction. We are anticipating that the company will maintain Center’s dividend post the merger. Of course, that will be subject to board approval.

So, if you’ll let me just talk a little bit about the transaction itself, Center will be the legal and accounting acquirer. The pro forma company will adopt ConnectOne’s name and brand. We thought that was important to us in that, similarly, we were North Jersey Community Bank and Center is actually Union National Bank, and both of those are geographic main locations. We think the rebranded and new name of ConnectOne Bank will play best across all the markets that we represent.

There’s a fixed exchange ratio of 2.6 of Center common stock for each share of ConnectOne. It’s 100% stock. There are no collars. The transaction value is approximately $243 million or $45.60 per share for a ConnectOne share. Represents a 14% premium to ConnectOne’s closing price. The pro forma ownership will be approximately 54% for Center and approximately 46% for ConnectOne. The company will be run by myself. I will be Chairman and Chief Executive Officer. Tony will be the Chief Operating Officer and Bill Burns will be our Chief Financial Officer.

Our board will be evenly split and we will pick the best of each board. Yes, both sides are taking some cuts. But we decided that a 12-member board was best for corporate governance, and so each side will contribute six directors.

There is a key stakeholder in this transaction in Seidman Associates and Larry Seidman. He’s a current board member at Center and a significant Center stakeholder. This deal contemplates him selling down his 12.7%

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

position in the combined entity to 4.9% and Mr. Seidman will not continue as a board member. However, Mr. Seidman will be working together with the company in the future to continue to attract new business and be a very good consultant for our company.

This transaction, like all others, requires regulatory approval and requires the approval of Center and ConnectOne shareholders. We are targeting this transaction to be able to close in late Q2 or early Q3 2014.

As you all know, ConnectOne Bank is a relatively new company. We’re nine years old. And for those of you who have seen our earnings announcement this morning prior to the deal news, we ended the year 2013 with approximately $1.24 billion in assets, $1.15 million (sic) [billion] in loans and about $965 million in deposits.

The company was founded in 2005. We’ve done a number of capital raises over that time with the latest one being in early 2013, raising almost $50 million in proceeds in our IPO at $28 per share. And at that same time, we rebranded our company ConnectOne. And in 2013, we also crossed the $1 billion mark. So, that’s a little bit about ConnectOne.

At this time, I’d like to ask Tony to talk a little bit about Union Center National Bank and walk us through some of the other metrics. Tony?

Anthony C. Weagley

President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)

Sure. Good morning. I want to welcome all of our Center shareholders that are on the call this morning and just express how exciting I think this deal is for everyone involved. I think as everybody knows, Center is 90 years old, entering its 91st year. We ended the year at about $1.7 billion in assets, $961 million in loans and about $1.3 billion in deposits.

What I think that Center has achieved really started in around 2007 when we undertook a transformation of the company. We had Larry Seidman change – came on for the board of directors. I took over heading the company. And we set about taking Center into a new direction, building it into a robust bank focused on loans, created a visibility in our marketplace and marched the company forward to bring it to where we are today, which is positioned to join with ConnectOne and go forward with an extremely dynamic bank positioned in the State of New Jersey to really take hold of the market and go forward with growth and just all kinds of potential.

If you see on the following slide, on page 7, obviously, you can see by these metrics, both the historical performance of Center and the historical performance of ConnectOne, these numbers are so compelling as to what to both companies have created. By putting them together, what a powerhouse this company is going to be moving forward in its ability to generate future value.

On the next slide, just a quick snapshot of what the footprint will look like, basically pinpointing and showing the enhanced scale of the combined company, positions us very well. There’s really no overlap in branches, positions the company from a deposit perspective to be number four on a pro forma basis of the banks that are headquartered in the state. Again, the scale is paramount and it positions the new company going forward to be on a level playing field and to compete with either new people coming into the marketplace or those players that are slightly larger, and to continue to move forward with growth in its markets.

The process took several months with a good opportunity to work with both management teams back and forth. We went through a very extensive and a comprehensive diligence process, inviting other players to the table from an independent standpoint, looking at both companies’ loan portfolios, looking at credit underwriting metrics,

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

looking at both companies’ deposit relationship and then looking at the synergies that could be created on a go-forward basis when the two companies are put together. And I think that we’d a very good experience to work with everybody and I think that we found that there were just very extreme compelling reasons with putting the two companies together that was reflective in the due diligence process.

Frank, do you want to touch?

Frank Sorrentino

Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.

Sure. So, thank you, Tony. Again, as Tony mentioned, I think these are two very strong complementary institutions, I mentioned, hand-in-glove before. And really, when we look at every part of this transaction, that’s really the way it fit. There are things that Center does that ConnectOne wants to do and vice versa. And when you overlay the two companies, it’s just a really compelling story.

I think that both companies had this established track record for investing in and adapting technology and adapting new means of doing business and had been able to maintain very competitive positions in their respective markets. And we’re just going to be able to continue to do that at a greater pace as a combined entity.

We’re going to look the leverage some of the technological achievements that we’ve done here at ConnectOne across the entire platform. And obviously, we’re going to look to leverage all the talent that exists at both of these companies. We intend to invest in some additional investments in technology as far as enhanced cash management services and other opportunities as they arise as this banking market continues to change from a brick-and-mortar dominated culture to one that’s more based on the electronics space.

We’re also going to make key investments in other areas such as credit processes, compliance areas. And we’re going to continue – and I think one of the compelling reasons for doing this transaction is the ability to recruit top talent. That was something that we thought was important from the IPO. This just takes us another notch forward in that capability to really recruit the best of the best in the industry. I’ve already gotten call this morning from people across the industry wanting to talk to us. So, this is a very exciting for both companies.

I’d like to go through or I’d like to have us go through some of the metrics here. And for that, I’d like to turn the call over to Bill Burns.

William S. Burns

Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.

Great. So, thank you very much, Frank, and thanks, Tony, and good morning to everyone. So, I’m going to go over to the next three slides, some of the numbers starting with the estimated cost base. So, during the due diligence process, we got together with Center and we reviewed the operations and staffing of both organizations.

We’re looking for redundancies and other instances of overlap. We came up with cost savings target of about $7 million in 2014 and that’s just 14% of the combined base. We believe this is a very conservative estimate and it’s one that we can readily achieve.

The largest component is compensation and benefits of approximately $3 million. And this includes not only savings in total salary and other employee benefits that we have identified. The combined companies have about 275 employees, about 175 in Center and 100 in ConnectOne. We think there’s ample room to realize some cost savings from a more efficient staff, but I want to emphasize that we can minimize employee dislocation because we think we can achieve this goal from both attrition and from growth of the franchise. The other meaningful

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

areas of expense base include data processing, about $1 million. We’ll be converting the Union Center Bank platform over to the ConnectOne technology platform. We have a very robust platform. We’re always improving it and it’s one that will support our growth going forward.

Professional fees and all these bills, there’s a lot of savings there in terms of external audit, legal, tax, asset liability management, et cetera. So, we already are two very efficient organizations with disciplined cultures. We are combining into a $3 billion bank and there will clearly be economies of scale.

Let me now turn to page – slide 12. I would like to go over the financial impact and some key transaction assumptions. And I first want to mention, these two banks are well-followed on Wall Street by the sell side and we have a great reputation with institutional investors. KBW puts out research on both of us. In addition, ConnectOne has Raymond James covering us and Center has Sterne, Agee.

So, there wasn’t any internal projections here. This model was based on consensus estimates from the Street. And I also want to mention that we both released quarter earnings earlier this morning. We were both strong and both achieved estimates on a core basis and we’re off to a good start in 2014.

I think Frank mentioned this before, but Center is the accounting acquirer. We determined that in consultation with our accountants. And the main thing here, determinant is that Center owns 54% of the combined company, whereas ConnectOne owns 46%.

Again, our assumptions are very conservative. Cost saves is $7 million or just 14% of the combined base. The mark on our loan portfolio, which was based on Center’s due diligence of our loan portfolio, was 1.5% and that compares to the 1.4% that’s already on our books. So, there’s very, very little impact there. And in fact, most of the accretion comes from cost base. All those other adjustments basically cancel one another out.

We, of course, do not include revenue enhancement in the model. No one does. People always say that. But in this deal, I think it’s particularly important to note that our objective is to grow ConnectOne at the same rate we’ve been growing for the past several years, which has been 30% plus.

This model is based on a Street estimates and it only includes a 15% growth rate. So, again, we think we can beat it, but it’s not included in the model. The restructuring charge was $16 million, that’s less than 7% of the deal value. And on the after-tax basis, it only represents 2% of the combined company. So, the deal metrics are very, very strong. Transaction is immediately accretive to earnings. And in 2015, it’s accretive by more than 5%. Tangible book dilution is less than 2% and it earn-back in less than two years. And the IRR on the transaction is about 19% with a very, very reasonable 14 terminal multiple. All these merger metrics are very strong in our view.

And the last slide I’m going to go over is just a look at the pro forma company. You could see on a combined basis, on slide 13, that we’ll be over $3 billion by the time the deal closes. I think it’s worth taking a look at, the relationship between loans and deposits. You could see Center loans and deposit ratio was well below one – 100%, at 72%, while ConnectOne at year end was 119%.

Combined, we will be in a real sweet spot of between 90% and 100%, probably towards 90% and maybe we’ll be heading up towards 100%. The pro forma profitability metrics are very strong. Return on assets of 130, 40 basis points above the peer average. Return on tangible equity of over 14% versus 11.5%. And even on just the return on equity basis, we’re over 10 and the peer group is at 9.

Tangible common equity ratio also strong at about 9%, stronger than the peer average. So, in terms of valuations, given the current earnings performance, the expected strong growth rate and the solid credit quality, we believe

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

the primary valuation metric is P/E multiple. On that basis, this remains a very, very compelling investment opportunity. We will be trading now at a substantial 15% discount to peers.

So, with that, I would turn it back over to Frank, and then we’ll open up for questions.

Frank Sorrentino

Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.

Thanks, Bill. So, in summary, before we open up for questions, I think you’ve heard the case here today that this is a very strategically compelling merger between two of New Jersey’s best and top-performing banks. I think this is – this puts two highly-attractive franchises together, increases our size, our scale and our geographic footprint in what we consider to be the top key markets in New Jersey. It combines Center’s robust deposit base with ConnectOne’s strong organic loan growth, something you’ve heard me say a couple of times. That, to me, is really a compelling reason for this deal.

Both companies have very solid asset quality and a very strong credit culture, which will work together very, very well. We are very excited about the engaged and experienced management team, as well as the combination on the board. And we believe that this transaction creates significant potential value creation for our shareholders. As Bill highlighted prior, we think this deal actually trades at a discount to the market and I think we’re very excited to be creating New Jersey’s Premier Community Bank.

And with that, we’d like to open up for some questions.

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] Your first question today will come from the line of Collyn Gilbert. Please go ahead.

Collyn B. Gilbert Analyst, Keefe, Bruyette & Woods, Inc.	Q

Hey, gentlemen. My first question, if you guys could sort of just – can you guys hear me okay?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Yeah. We can hear you fine, Collyn.

Collyn B. Gilbert Analyst, Keefe, Bruyette & Woods, Inc.	Q

Okay. I was breaking up a little bit. Okay. Just sort of maybe if you could describe how your lending engines differ, in a sense of this growth plan for CNOB obviously to continue? But where the differences really lie and why CNOB is growing at such a faster rate than Center?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Well, I’m not sure exactly what the reasons are there, but I will tell you that both of our companies are focused on high-quality loans in the markets that we represent. We have been predominantly a real estate lender in this

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

market. We do do some C&I lending. I think the real attractive opportunity here is that Center Bancorp has some C&I lending capability that we don’t have today. And I think putting those two platforms together is really going to generate a dynamic company that’s going to be able to grow, maybe not at exactly the same pace we were growing at as ConnectOne Bank, but clearly at a pace that’s higher than the marketplace. Tony, maybe you want to talk a little bit where your loan portfolio strength? I know you have a nice pipeline going forward.

Anthony C. Weagley President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)	A

I think that there’s so many similarities. I think that there’s very strong credit culture. I think that the traffic and a lot of the same clients, their strong suit is commercial real estate, so is Center’s, so that there’s great synergy there going forward. We have tried to develop a C&I activity, which we’ve been successful to a certain degree at Center purely for the reason of diversifying asset portfolio and I would hope that we can contribute to ConnectOne going forward in that regard.

And I just see that there is a very symbiotic thing with putting the two cultures together, I think, as far as the lending arena is concerned. And I think that the other by product that will come out of this is that Center, from time to time, has had credits brought to its attention or we’ve got clientele that it would put us either close to a legal lending limit or even from a risk exposure standpoint where you would want to scale back the amount. I think now this provides the opportunity for Connect that we can make larger loans or get in front of some of the larger players in the marketplace.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Yeah. And, Collyn, just to further that thought, I think if you were to look at the stratification in the loan portfolios, you would find that there is actually a difference between the two. We have a much – we have a higher concentration in multi-family than Center does. We have the taxi medallion space which they don’t have, but they have types of lending that we don’t have. And so, when we put the two loan portfolios together, I think you will see a much more and much better diversified loan portfolio in all regards. And so, I think putting those two platforms together is really the exciting part of this transaction.

Anthony C. Weagley President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)	A

And then just...

Collyn B. Gilbert Analyst, Keefe, Bruyette & Woods, Inc.	Q

Okay.

Anthony C. Weagley President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)	A

...one last thought, Collyn, on that. I mean, Center also has the school program which we’re looking to continue to build. This affords us a great opportunity to be able to look at larger credits and to expand that much further. And we also – one of the things that we’re working on that I think that we’ll bring to the table and be able to exploit and take further is what Center started to try to do on a private banking wealth management platform, getting involved in demand secured loans, stock option loans, those types of things. I think that will complement and enhance the whole lending portfolio on a go-forward basis.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

Collyn B. Gilbert Analyst, Keefe, Bruyette & Woods, Inc.	Q

Okay. That’s great. That’s helpful. Bill, question for you, do you have a sense of where you think that ultimately the efficiency ratio will shake out? I mean you guys both are running already so lean. I mean, as you put these – the companies together and as you think about the investment and the growth...

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

Yeah.

Collyn B. Gilbert Analyst, Keefe, Bruyette & Woods, Inc.	Q

...where do you think that efficiency ratio will ultimately...?

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

I think we’re going to start [indiscernible] (24:11) down to 40%. And it sounds ambitious, but I feel confident we can do it.

Collyn B. Gilbert Analyst, Keefe, Bruyette & Woods, Inc.	Q

Wow. Okay. And then just a final question, Frank, you’re always so good at kind of giving us your three-year plan and kind of your three-year vision and you’ve laid it out since the IPO. How would you update us today given what you’ve just – what’s going on now with Center? How do you see sort of the next three years unfolding?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

So, it’s a great question, Collyn, and I think I’ve been very consistent around this question. And to me, the combined entity is still going to be a growth-oriented company, predominantly organic growth. And I don’t feel any differently today than I did before this. One place where I do feel better is that I feel like we have a much bigger, stronger, more diverse platform in which for us to operate properly. I think we’ve done a very good job of creating value for our shareholders, building this organization organically. I don’t see anything that would change that. These are two incredibly efficient organizations, who are focused on dealing with what we believe are some of the most-affluent communities in New Jersey. And so, we get this incredible platform now to sit from with a larger legal lending limit, additional talent and we will continue to focus on organic growth.

Now, I know that’s sort of hard to take in when we’re talking about one of the larger mergers in the state, but it’s not going to change the focus of the company. It’s one of the reasons why I think this deal actually works as well as it does. And so, you will – now that doesn’t mean – and I’ve said this at – during the IPO and I said it on analyst calls before, doesn’t mean we won’t look at market opportunities as they present themselves. But the focus of the company is to build shareholder value, and the best way to do that is to grow the company organically. And we believe that this actually enables us to do a better job of doing what we’ve done in the last nine years.

Collyn B. Gilbert Analyst, Keefe, Bruyette & Woods, Inc.	Q

Okay. Great. Well, congratulations to you both. That’s all I had. Thanks, guys.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Thank you. Thank you.

Operator: Your next question today will come from the line of Matthew Breese of Sterne, Agee. Please go ahead.

Matthew Breese Analyst, Sterne, Agee & Leach, Inc.	Q

Good morning, everybody.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Good morning.

Matthew Breese Analyst, Sterne, Agee & Leach, Inc.	Q

I just wanted to get a sense, on a combined basis, of what you guys are kind of modeling for pro forma organic loan growth?

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

So, the plan is based on the consensus estimate. So, it’s really what’s in that model that determines what the growth rate is. And that growth rate using Street estimates is 15%. So, as I said earlier on the call, our objective is to grow faster than that. ConnectOne grew by more than 35% last year and it seems the growth rate of ConnectOne has been 30%. Union Center has been a little bit slower than that, but the idea is, on a combined basis, we can do better than the 15% that’s in the model.

Matthew Breese Analyst, Sterne, Agee & Leach, Inc.	Q

Okay. And then from a revenue synergy perspective, as we talk about the opportunities and, obviously, there are some opportunities combined the two lending franchises, but what about on the fee income front and the non-interest income front?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

So, I’ll take – I’ll answer that. I think ConnectOne Bank has always held out that fee income was not an important part of our income statement. And I think I even made a comment at one of the calls that we’re the worst in the business at collecting fee income, something we’re very proud of, because it’s the marketing tool, which we use to gather new relationships in deposit business. The interesting thing in this transaction, however, is that Tony and his team has done great job of initiating and starting a wealth management platform and have really focused on some revenue-enhancing fee-type businesses that we think are very complementary to what our business model is.

And so, while we do not – and by the way, their philosophy has also been very low fees for their transactions and their customers. So, we really believe that these two companies, when put together, will share the same philosophy as it relates to client retention and client acquisition. But now, we’re going to have a platform in which to cross-sell those same clients – and by the way, we’re probably in seven of the most-affluent counties now in New Jersey. So,

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

there’s opportunity to cross-sell them with other products and services that could generate fee income, but not from the transaction-type fee income that a typical bank is utilizing in depository account. There’s an incredibly compelling reason to do this deal and we’re very excited about the opportunity.

Matthew Breese Analyst, Sterne, Agee & Leach, Inc.	Q

Okay. And my last question is surrounding Center’s balance sheet. If you have some higher cost borrowings, and then SBLF, I just wanted to know your thoughts around those two items and whether or not there’s going to be some restructurings or repayments or anything of that sort?

Anthony C. Weagley President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)	A

I think I can quickly comment and then maybe I’ll let Bill comment. As far as the question on the borrowings, I think if you go look at the maturity schedule, which would be in the Q or K that would be out there, it’s relatively short. So, it does provide some counterbalance from an interest rate risk perspective. But at the same time, I think in a way that it laddered that will flow back into – from the liability side. So, at that point then, decisions can be made. On the SBLF, what I would suggest on that is is obviously there have to be plans down the road to retire that. But at this point, Center’s – the dividend is only 1%. So, it...

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

That would be [inaudible] (30:17).

Anthony C. Weagley President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)	A

Right. And it’s a cheap cost of capital at this point.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Yeah.

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

And in terms – we haven’t made any decisions yet about restructuring – further restructuring of the Federal Home Loan Bank borrowings. We could do that. There’s always a possibility, if things work out right, that it improves accounting going forward, right, because it’s just an economic transaction. Just take a loss and then take a gain going forward. So, it’s a possibility for the future, but it has to be modeled in and no specific plans right now.

Matthew Breese Analyst, Sterne, Agee & Leach, Inc.	Q

Okay. That’s all I had for now. Thank you, guys.

Operator: Your next question will come from the line of William Wallace of Raymond James. Please go ahead.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Thanks. Good morning, guys.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Hey, Wally.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

How are you? Excuse me.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Great.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Most of my questions have been answered, but – have been asked and answered. But I wanted to dig a little deeper on Matt’s question as far as potential balance sheet opportunities. You highlighted in your prepared remarks the new loans to deposits. You have a lot more liquidity now. And I’m wondering if there’s an opportunity, when this deal closes, to perhaps do some moves, make some moves in your deposit base, maybe get rid of some wholesale funding, et cetera, or will you hold on to everything and the expectation to really continue to grow loans as aggressively as you have been?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Okay. So, thank you, Wally, and I think that’s a great question. And again, I think that one of the great strengths in this transaction is that we’re going to have some opportunities here. So, we look at all of the things that you just mentioned. Keep in mind, though, that the wholesale borrowing that ConnectOne has on its balance sheet really put in place to extend the maturity on the liability side. And with interest rates rising, I think we’re going to find that that was a very smart move on our part to do so.

That being said, I think there’s a lot of opportunity here, both in the possible – I don’t want to call it a restructure of the securities portfolio, but another look at the securities portfolio and match it up the loan growth that we may have, the organic loan growth, along with whatever natural runoff would occur from the securities portfolio. And also allow for Center to really double back their efforts on growing more deposits, which they’ve sort of held back a little bit on, because where you’re going to put the excess deposits today if the loan growth is not there. So --

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Right.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

We see all of these things conspiring and coming together and really driving robust growth going forward. Clearly, we were growing our loan portfolio faster than we can organically grow our deposit base. Part of that reason is we’re only nine years old. It takes a long time for people to understand and get established around what business we’re in. Center’s had a 90-year of history and so their deposit franchise is well steeped in the areas that they serve. So, we’re going to put all of this together. And we really believe that the combination of the changes in securities portfolio, the ability to continue to grow organic deposits and our ability to organically grow a very robust and high-quality loan portfolio, I think it makes a really compelling story.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

And Frank, you mentioned in response to one of Collyn’s questions, you spoke about the difference in some of the lending that you do versus Center and vice versa, and you mentioned your multi-family concentration. Is there an opportunity in Center’s markets to bring – to increase their multi-family part of the mix, or is that really more kind of into your markets where you already are, it’s where the opportunity lie?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

You know, Wally, it’s a great point. And, yes, the answer is absolutely, we will be able to do more business in those markets since we’re going to have a presence there. But there’s other parts of the portfolio that are equally or maybe even more exciting as it relates to the question you just asked. Think about construction lending, we are a very well-known construction lender in this area. We were very successful in that space, even through the crisis, we exhibit almost no losses in our construction portfolio. And we’ve, over the last – I think you and I have talked about this. I’ve talked about this in calls. We’re very bullish on the economy right now, very bullish on the construction space.

You would have seen if you saw our announcement this morning that we’ve increased the number of construction loans we put on the books. And we are excited to be able to work together with all these clients to enhance that part of the portfolio on that balance sheet as well. So, I think you will see lots of different parts of the portfolio have added capabilities, which I think is just going to drive incredible robust growth in an organic fashion, which is going to drive greater efficiencies and ultimately a much better franchise value for the combined company.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Okay. And I don’t want to put the cart ahead of the horse, but if you look at the combined branch map, you sort of see a hole in Essex and Hudson counties. Are those counties attractive to you longer term?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Well, I think we’ve already announced that we’re opening a branch in the Ironbound, Newark. So, that sort of plugs the hole there. We’re going to look at the entire map as it – for how it makes sense, not only from the geographic penetration, but also we’ve talked a lot about how we believe the banking industry is changing. And so, that might require certain types of changes to occur, and where we have branches, how much brick-and-mortar we have, what capabilities we’re going to have at those locations. And what I think you see, though, in this company, in both companies, there’s been a focus on not overbuilding their brick-and-mortar franchises. And so, when you look at assets per branch or deposits per branch, you’re seeing some of the highest numbers in the peer group. And I think we’re going to continue to build out the company in that fashion.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

So, I think what I’m really saying is, yes, there may be opportunity for branch closures, there may be opportunity for additional locations, in markets that we don’t currently serve together, I think it’s an exciting map to be looking at. And what’s really interesting, I always talk about taking New York City as the center, because while we’re a New Jersey bank and we’re saying we’re a Premier New Jersey Bank, we’re really a New York metro bank, right? And if New York City is the center, we – this combination absolutely allows us to control the part of the donut that surrounds New York City as it relate to New Jersey, and that’s just incredibly exciting proposition.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Okay. And then, Bill, I’ve one numbers question for you and then one follow-up for you, Frank. Bill, on the slide 13, where you present the pro forma EPS based on consensus, I’m assuming you are modeling in the cost saves. Correct?

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

Yes.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

And those are all – you’ll be able to get those all out of the gates? Is that fair?

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

Starting January 1, 2015.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Okay. Okay. Do you have a date for the conversion?

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

No, we don’t have a date. You don’t mean the closing of the transaction, but the conversion.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Yeah, the system.

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

It will take place after the close, not at close, months after.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Okay. And then, one last question, Frank, or Tony, or both, perhaps, you could talk a little bit about how this transaction came about? Who approached who and how long of a process it was?

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

So, this transaction has been worked on for the past number of months, as everyone knows. I make it my habit to talk to everyone in the business, both downstream from us, upstream from us, same stream as us. And I sort of paddle from both sides, right, and I’m always talking and I’m always trying to learn about what is out there, what the best position for our company could be. So, that process has always gone on and continues to go on. Our focus, as I said before, has always been on organic growth. This particular transaction, as you will call it, we’re just so compelling that in the last two months or three months, it really came together very, very quickly. And getting to know Tony and getting to know his team and his team getting to know our team, it became just incredibly compelling that we should put this together and that we would be able to work together in a synergistic way and really create a company that just hits on all cylinders. And both of our companies were lacking in certain respects, not taking away from either company. But when we look and put the two companies together, it’s really dramatic. This is a transformational transaction for both companies and we’re both very, very excited to put this together at this time.

Do you want to add anything, Tony?

Anthony C. Weagley President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)	A

Just to the extent that I think there was a lot of mutual respect in the marketplace for each other’s company. I mean, we were always neck and neck, either who – somebody was one, somebody was two as far as the performance in the state, so that I think that attracts you to each other and then you start looking at putting the company together. And the scale that it created and then the increase in the legal lending limit, the increase in the capital base and all the other things that were discussed on the call so far, it just made it a perfect fit. And the value that it’s creating for both organizations, both now and on a go-forward basis, again, as Frank said, is just a compelling investment thesis.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Yeah. Make no mistake; this is not a transaction where one of the parties is a fixer-upper. These are two incredibly high-performing companies that we’re putting together to create what we believe is going to be the premier high-performing bank in the State of New Jersey. And so, there isn’t a whole lot of fat here to cut out and there isn’t a whole lot of blood shedding that’s going to take place. This is putting two very, very high-quality firms together and moving forward to the future and looking at how we’re going to pretty much take over the market as it relates to the North Jersey part of New York’s metro area.

Wally J. Wallace Analyst, Raymond James & Associates, Inc.	Q

Great. Thanks a million for your times, guys, and congratulations.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Thanks, Wally.

Operator: Your next question will come from the line of Travis Lan of KBW. Please go ahead.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

Travis Lan Analyst, Keefe, Bruyette & Woods, Inc.	Q

Most of my questions have been answered. But Bill, maybe for you, does the tangible book dilution number on the slide include the restructuring charge?

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

Yes.

Travis Lan Analyst, Keefe, Bruyette & Woods, Inc.	Q

Okay. And then I know there’s some differentiation between the tax rate, Center’s around 28% and CNOB working its way down towards the lower 30%s. But how do you – how does that look for the pro forma company? Is it more of a blend or how does that work?

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

Well, it’s interesting, because it really comes from your – the consensus estimates and that – but the truth is, going forward, it will be a blend. We both have created structures to improve the tax efficiency and then, on top of that, it depends on what kind of tax-free income you have. So, Center has a little bit more BOLI than we do and they also have a securities portfolio that includes tax-advantaged investments including municipals. So, their tax rate would naturally be lower than ours. So, if you just put the two companies together, it’d be a blend.

Travis Lan Analyst, Keefe, Bruyette & Woods, Inc.	Q

Okay. And then just, Frank, maybe one big picture question. I know you kind of alluded to it in the conversation about the branch network. But I know there’s a lot of similarities between the two banks. One thing that you may be able to point to is the difference to this point has been the deposit gathering and branch model in terms of the individual branch. So, I was just wondering, where there’s cases where there’s kind of differences in what the strategy has been, how do you make the decision as to what the strategy will be going forward? And maybe, specifically, then relating to deposit gathering, what your approach will be as a combined company? And thank you.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Thank you. I don’t think there’s a whole lot of difference between the two companies. We’re both client and relationship focused. And maybe we at ConnectOne Bank have spent a little bit more money on our technological platform and maybe we have more customers that are entering the bank through the electronic channel, whether it be through mobile banking, remote deposit capture and other types of services where we’ve really spent some infrastructure monies and invested in being able to attract those types of clients.

We actually think that’s an opportunity as we combine with Center. They’re a little bit behind us in that technology. So, we will be able to now go to their existing client base and be able to move some of the people from what may be a physical branch relationship to an electronic one. We think that’s more efficient all around, and do that in a very cost-efficient manner because we’ve already made the investment to do so.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

So, I think what will happen is, over time, we will be speaking to and relating with all of the customers of the combined entity and continue to see efficiencies as we’re going through how we’re going to service our clients, give them better service. And I think, at that point, we’ll be able to then look at the various markets in which we serve, how much brick-and-mortar is in those markets and what’s going to be required or what’s needed. And just as we make decisions here today, even if this transaction wasn’t going to occur, could there be additional brick-and-mortars, sure. Could there be branches that we would say, hey, we don’t think we need those, absolutely. We’re actually targeting a branch here at ConnectOne for closure because there’s an overlap, and I’m sure those things are going to occur going forward.

But I think – to your question, I think both Tony and I absolutely agree that we want to service the client where the client wants to be serviced. And so, for the high demand needs of the professional organizations that we service from a depositary standpoint, we’re going to now have a very robust platform. We’re actually going to have a platform that can invest even more dollars in the highest and best technologies to service those clients. And you’re going to have to go to a money center bank to get the level of service that you will be afforded at this new ConnectOne Bank.

Travis Lan Analyst, Keefe, Bruyette & Woods, Inc.	Q

Thank you very much.

Operator: Your next question will come from the line of Patrick O’Brien of Fox Asset. Please go ahead.

Patrick O’Brien Vice President & Equity Portfolio Manager, Fox Asset Management LLC	Q

Guys, Bill mentioned that you aim to continue the growth rate that CNOB had, 30%-plus in loans. And then Frank, you mentioned that you’ve got people calling you on the phone asking for a job. Does that mean you guys are going to hire lenders from other banks?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

So, Pat, thank you for the question. I mean, I think that if you were to look at our track record over 2013, you would see that even if we just apply the loan growth rate in dollars on the new balance sheet, it would be a pretty impressive number.

Patrick O’Brien Vice President & Equity Portfolio Manager, Fox Asset Management LLC	Q

Oh, yes.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

And I think we’ve stated in our press release over the quarter that our loan growth has been consistent, that our pipeline remains strong. So, we’re very excited. Actually, Tony and I have participated in loans before. There’s no reason we can’t start doing that now. And so, we’re pretty excited about the growth potential on the lending side of the balance sheet.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

Patrick O’Brien Vice President & Equity Portfolio Manager, Fox Asset Management LLC	Q

Yeah. But you’ve got somewhat bigger base here you’re having to grow from and that’s --

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

As to hiring additional lenders, I mean, that’s an ongoing process. And I spoke a lot about this when we did our IPO that how important I thought the IPO was to have this additional capital, to have the legal lending limits, to have a currency that we could use in our employment contracts and the ability to retain good clients. And we’ve done that all year long. We’ve really attracted some great names to this company. And with the combined entity and the combined capital and the combined market liquidity and the combined legal lending limits, this just puts us in a completely different place.

Patrick O’Brien Vice President & Equity Portfolio Manager, Fox Asset Management LLC	Q

Yeah. But I thought that – and I hope I’m not confusing stories. I thought that you guys were averse to hiring people from other banks that you have better results just training people from scratch.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

No, Pat. I think what you might be getting confused here is we are not a big buyer of teams. That’s not what we do.

Patrick O’Brien Vice President & Equity Portfolio Manager, Fox Asset Management LLC	Q

Okay.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

So, we’re not lifting teams up, but we are hiring people from other organizations. Whether or not they have a book of business really doesn’t matter to us. If they’re good quality lenders and they know the business and can communicate well what the culture of ConnectOne Bank is really all about and can communicate our sense of urgency in a way that we can do business, then those people get hired here. They have a lot of tools in their toolbox and they go out and they produce business.

So, yes, we hire people that do have contacts and, yes, we hire people that organically grow our business together. And I think together with Tony, we’re going to be able to continue attract those types of people, but we’re not talking about hiring lending teams. I said I was not necessarily averse to that, but so far that’s not how we have grown the organization and I don’t expect we’d be making changes going forward.

Patrick O’Brien Vice President & Equity Portfolio Manager, Fox Asset Management LLC	Q

Got you. How about the 40% efficiency ratio? Is that a sort of out there a few years kind of aspiration or is that more attainable, more closer at hand?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

So, look, I’ll answer it. I think based on the efficiency ratios of both companies, being in the high 40%s that it’s not unreasonable to think that once combined with a company of $3 billion or so in size and a growth rate that we’re talking about that the efficiency ratio can’t come down even a little bit more. So, I don’t think that’s a huge stretch of the imagination.

Patrick O’Brien Vice President & Equity Portfolio Manager, Fox Asset Management LLC	Q

Okay. Good. Thanks, guys. I like both banks. I think I like them equally well after the fact, so.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Great, Pat. Thank you for your positive comments.

Operator: Your next question today will come from the line of Wayne Archambo of Monarch Partners. Please go ahead.

Wayne Joseph Archambo Founder, Monarch Partners Asset Management LLC	Q

Yes. Good morning. The shares that Seidman owns, any comment on that? Will there be a secondary to allocate those shares in the marketplace?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Sure. So, Seidman Associates, as anticipated, will take their position down to 4.9%. So, the difference between the 4.9% and the 12-or-so-percent that they own today will be transferred, liquidated, however you want to talk about it, in a very, very orderly fashion going forward. There’s plenty of time left to be able to do it. We’ve left lots of opportunities for that to happen. We’ve also had talks already about how that process will occur and we expect it to not disrupt the market in any way, shape or form.

Wayne Joseph Archambo Founder, Monarch Partners Asset Management LLC	Q

Could you expand on the word orderly?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

I think you’re going to have to wait for the proxy to really get a better handle on that. That’s about as far as I’m comfortable talking about it today. But I do believe it will be orderly. I do believe, as you said, that probably there’ll be a secondary offering and I think that the market won’t notice.

Wayne Joseph Archambo Founder, Monarch Partners Asset Management LLC	Q

And I noticed you used the Raymond James as a – to get a fairness opinion. Can you give us some explanation as to why you came to them to using a fairness opinion?

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Yeah, I think it’s really good corporate governance for us to have a third-party render the fairness opinion

Wayne Joseph Archambo Founder, Monarch Partners Asset Management LLC	Q

But I’m just trying to get a sense, I mean, did you talk to a handful of other folks such as that to determine that they have the most to offer from a fairness opinion or you just went to Raymond James and that was the extent of it?

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

No. There’s a process that like all things we do at the bank, we always evaluate everything that we do here and look for the best solution that we want to employ. In this particular case, our board felt that Raymond James was the best for this particular task. They’re a large --

Wayne Joseph Archambo Founder, Monarch Partners Asset Management LLC	Q

And just lastly, you talked a couple of times with regard to the efficiency ratio. You threw out numbers in the low 40%s somewhere down the road. Is anyone, at the banks, combined banks’ compensation directly tied to the efficiency ratio?

Anthony C. Weagley President, Chief Executive Officer & Director, Center Bancorp, Inc. (New Jersey)	A

No.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

No.

Wayne Joseph Archambo Founder, Monarch Partners Asset Management LLC	Q

Okay. Thank you.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

You’re very welcome.

Operator: [Operator Instructions] And we do have a follow-up question from the line of Matthew Breese of Sterne, Agee. Please go ahead.

Matthew Breese Analyst, Sterne, Agee & Leach, Inc.	Q

Yeah. I just had a couple of quick modeling questions. First, on the net interest margin, outside of just a simple weighted average, should we be factoring in any other accounting – acquisition accounting factors in there?

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

It’s very small. We do mark the loans and we mark the deposits in purchase accounting, so we can have some impact on net interest margin. At the end of the day, those things cancel one another out, from the net income perspective. I hope that answer your question.

Matthew Breese Analyst, Sterne, Agee & Leach, Inc.	Q

Yes. And then, as far as total intangible goes, what are you guys factoring for goodwill [indiscernible] (54:15)?

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

Ones generated through this transaction, [inaudible] (54:25) in total for the company.

Matthew Breese Analyst, Sterne, Agee & Leach, Inc.	Q

Total goodwill and – or total intangibles? Right. Got it. Thank you very much. Have a good one.

Frank Sorrentino Chairman & Chief Executive Officer, ConnectOne Bancorp, Inc.	A

Thank you.

William S. Burns Chief Financial Officer & Executive Vice President, ConnectOne Bancorp, Inc.	A

Thank you.

Operator: Your next question will come from the line of Eric Grubelich of – I’m very sorry. Ladies and gentlemen, there are no further questions at this time. And this will conclude the conference call for today. Again, we do thank you for your participation and you may now disconnect your lines.

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Center Bancorp, Inc. (New Jersey) (CNBC)	Corrected Transcript
Center Bancorp, Inc and ConnectOne Bancorp, Inc Merger Call	21-Jan-2014

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